Exhibit 10.27

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (“Second Amendment”) is made and entered into on December 16 , 2024 (the “Effective Date”), by and between NITROGEN PROPCO 2020, L.P., a Delaware limited partnership (“Landlord”), and IMMUNOME, INC., a Delaware corporation (“Tenant”).

RECITALS:

A.Landlord and Tenant entered into that certain Lease dated October 5, 2023 (the “Original Lease”), as amended by that certain First Amendment to Lease dated May 13, 2024 (the “First Amendment” and together with the Original Lease, the “Lease”) pursuant to which Landlord leases to Tenant and Tenant leases from Landlord approximately 29,344 rentable square feet of space located on the first (1st) floor commonly known as Suites 100 and 110 (the “Premises”), in that certain building located at 18702 North Creek Parkway, Bothell, Washington (the “Building”), which Building is located in that certain project commonly known as “Alloy Innovation Center” (the “Project”).
B.Landlord currently holds a security deposit from Tenant in the amount of […***…] (the “Security Deposit”).
C.Landlord and Tenant acknowledge and agree that Landlord and Tenant are parties to that certain Lease of date even herewith (the “Building 3 Lease”) whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises in Building 3 of the Project, located at 18804 North Creek Parkway, Bothell, Washington 98011 (as may be expanded pursuant to the Building 3 Lease, as applicable, the “Building 3 Premises”).
D.Landlord and Tenant desire to (i) replace the existing Security Deposit with a letter of credit, (ii) extend the Lease Term, and (iii) otherwise amend the Lease on the terms and conditions set forth in this Second Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Capitalized Terms. As of the Effective Date, all of the references to the “Lease” in the Lease and this Second Amendment shall mean the Lease as modified by this Second Amendment; and all capitalized terms used herein shall have the same respective meanings as are given such terms in the Lease, unless expressly provided otherwise in this Second Amendment.
2.Letter of Credit. Landlord and Tenant acknowledge and agree that all references in this Section 2 to “the Lease” shall be understood to mean the Lease and/or the Building 3 Lease, as applicable, and notwithstanding anything in this Lease or the Building 3 Lease to the contrary,

Landlord may draw upon the L-C contemplated hereunder as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and/or the Building 3 Lease, as applicable, and for all losses and

Exhibit 10.27

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

damages provided to Landlord under the terms of this Lease and/or the Building 3 Lease, as applicable, as a result of any breach or default by Tenant under this Lease and/or the Building 3 Lease, as applicable.

2.1Delivery of Letter of Credit. Concurrently with Tenant’s execution and delivery of this Second Amendment, Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under the Lease and for all losses and damages provided to Landlord under the terms of the Lease as a result of any breach or default by Tenant under the Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the “L-C”) in the amount of […***…] (the “L-C Amount”), substantially in the form attached hereto as Exhibit A, running in favor of Landlord, drawn on a bank (the “Bank”) reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service (the “Credit Rating Threshold”), and otherwise conforming in all respects to the requirements of this Section 2, including, without limitation, all of the requirements of Section 2.2, below, all as set forth more particularly hereinbelow. As of the date of this Second Amendment and notwithstanding anything contrary set forth in this Second Amendment, Landlord hereby approves JPMorgan Chase Bank, National Association, as the Bank for the duration of the Term provided that JPMorgan Chase Bank, National Association does not fall below the credit rating it holds on the date of this Second Amendment. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), or upon Tenant’s desire to replace the L-C, the acceptance of any replacement or substitute letter of credit by Landlord from the assignee or Tenant, as the case may be, shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of billing. Tenant shall be responsible for the payment of any and all costs incurred by Landlord relating to the review of any replacement L-C (including, without limitation, Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant, and such attorneys’ fees shall be payable by Tenant to Landlord within thirty (30) days of billing. If Landlord approves any replacement or substitute letter of credit (the “Replacement L-C”), Landlord shall return the L-C then held by Landlord (the “Existing L-C”) within ninety-five (95) days following Landlord receipt of the Replacement L-C tendered by Tenant (the “95 Day Period”), provided that if prior to the expiration of the applicable 95 Day Period, (A) a voluntary petition under the Bankruptcy Code is filed by Tenant, or (B) an involuntary petition is filed against Tenant by any of Tenant’s creditors under the Bankruptcy Code, then Landlord shall not be obligated to return the Existing L-C to Tenant until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. Notwithstanding the delivery of a Replacement L-C, Landlord shall retain all draw rights with respect to the Existing L-C during the 95 Day Period and may draw on either the Existing L-C and the Replacement L-C, but not both the Existing L-C and the Replacement L-C. In connection with Landlord’s rights under Sections 2.2 through 2.6 of this Second Amendment, Landlord, in Landlord’s sole discretion, shall determine which of the L-Cs to return to Tenant or reduce in amount. Notwithstanding the foregoing, Tenant may request a reduction of the 95 Day Period to a period of ten (10) business days, and Landlord shall not unreasonably withhold its consent to such reduction provided Tenant can reasonably demonstrate that Tenant’s then financial wherewithal is the same or better that Tenant’s financial wherewithal as of the date of this Second Amendment. If Landlord approved such reduction pursuant to the immediately preceding sentence, then all references to 95 Day Period shall mean a ten (10) business day period following Landlord receipt of the Replacement L-C tendered by Tenant.
2.2In General. The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. The L-C must provide that presentation of a drawing under the L-C may be made by hand delivery, courier service, overnight mail, or facsimile. Tenant further covenants and warrants as follows:
2.2.1Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time and upon notice to Tenant but without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to a Superior Holder or as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L-C, in whole or in part, to the transferee and deliver written notice of the same

Exhibit 10.27

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

to Tenant and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.
2.2.2No Assignment by Tenant. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.
2.2.3Replenishment. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 2.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within ten (10) business days following Tenant receipt of written notice from Landlord, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L- Cs shall comply with all of the provisions of this Section 2, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 of the Original Lease, the same shall constitute a Default by Tenant under the Lease (without the need for any additional notice and/or cure period).
2.2.4Renewal; Replacement. The L-C shall have a final expiration date that is at least ninety-five (95) days after the expiration of the Lease Term (the “LC Expiration Date”), provided that the L-C may contain a so-called “evergreen provision” whereby the L-C will automatically be renewed on an annual basis unless at least thirty (30) days’ prior written notice of non-renewal is provided by the issuer to Landlord. If the L-C expires earlier than the LC Expiration Date then Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L- C or such other terms as may be acceptable to Landlord in its sole discretion.
2.2.5Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Section 2, and Tenant’s failure to obtain such substitute L-C within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in the Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L- C in whole or in part, without notice to Tenant, as more specifically described in Section 2.3, below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.
2.3Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Second Amendment in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under the Lease and for all losses and damages provided to Landlord under the terms of the Lease as a result of any breach or default by Tenant under the Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L- C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of the Lease, or (B) Intentionally Omitted, or (C) Intentionally Omitted, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 2.6.1, below) has occurred and Tenant has failed to comply with the requirements of either Section 2.2.5, above, or Section 2.6, below, as applicable. If Tenant shall breach any provision of the Lease or otherwise be in default hereunder or if any of the foregoing events identified in Sections 2.3(A) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default

Exhibit 10.27

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, (ii) against any Rent payable by Tenant under the Lease that is not paid when due and/or (iii) to pay for all losses and damages provided to Landlord under the terms of the Lease as a result of any breach or default by Tenant under the Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of the Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (a) the L-C constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (d) in the event Tenant becomes a debtor under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise. Notwithstanding the foregoing, the fact that Landlord has drawn on the L-C pursuant to the terms of this Section 2 shall not, in and of itself, be deemed a waiver by Tenant of any right to a notice and cure period pursuant to Section 19.1 of the Original Lease prior to a “Default” (as defined in Section 19.1 of the Original Lease) by Tenant under the Lease, as amended by this Second Amendment.
2.4Intentionally Omitted.
2.5Proceeds of Draw. In the event Landlord draws down on the L-C pursuant to Sections 2.3, above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under the Lease that is not paid when due and/or to pay for all losses and damages provided to Landlord under the terms of the Lease as a result of any breach or default by Tenant under the Lease. Any unused proceeds shall constitute an “Interim Cash Deposit” (as that term is defined in Section 2.6.1, below). Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under the Lease that was not paid when due, or (b) used to pay for any losses and/or damages provided to Landlord under the terms of the Lease as a result of any breach or default by Tenant under the Lease (the “Unused L-C Proceeds”, shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Section 2, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
2.6Bank Placed Into Receivership.
2.6.1Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within ten (10) days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall (i) replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 or (ii), in the event Tenant demonstrates to Landlord that Tenant is reasonably unable to obtain a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21 within the foregoing ten (10) day period, deposit with Landlord cash in the L-C Amount (the “Interim Cash Deposit”); provided, however, that, in the case of the foregoing sub-clause (ii), Tenant shall, within sixty (60) days after the LC Replacement Notice, replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Section 2, and upon Landlord’s receipt and acceptance of such replacement L-C, Landlord shall return to Tenant the Interim Cash Deposit, with no obligation on

Exhibit 10.27

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

the part of Landlord to pay any interest thereon. If Tenant fails to comply in any respect with the requirements of this Section 2.6.1, then, notwithstanding anything in the Lease to the contrary, Landlord shall have the right to (a) declare Tenant in Default of the Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day and sixty (60) day periods, (b) if applicable, retain such Interim Cash Deposit until such time as such Default is cured by Tenant, which retention shall not constitute a waiver of any right or remedy available to Landlord under the terms of the Lease or at law, and (c) pursue any and all remedies available to it under the Lease and at law, including, without limitation, if Tenant has failed to provide the Interim Cash Deposit, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 2.2.5 above, to the extent possible pursuant to then existing FDIC policy. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.
2.6.2Interim Cash Deposit. During any period that Landlord remains in possession of the Interim Cash Deposit (any such period, a “Deposit Period”), it is understood by the parties that such Interim Cash Deposit shall be held by Landlord as security for the full and faithful performance of Tenant’s covenants and obligations under the Lease. The Interim Cash Deposit shall not constitute an advance of any Rent, an advance payment of any other kind, nor a measure of Landlord’s damages in case of Tenant’s default. If, during any such Deposit Period, Tenant Defaults with respect to any provisions of the Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, then Landlord may but shall not be required to, from time to time, without waiving any other remedy available to Landlord, use the Interim Cash Deposit, or any portion of it, to the extent necessary to cure or remedy such Default or failure or to compensate Landlord for all damages provided to Landlord under the terms of the Lease resulting from Tenant’s Default or failure to comply fully and timely with its obligations pursuant to the Lease. Tenant shall within ten (10) business days pay to Landlord on demand any amount so applied in order to restore the Interim Cash Deposit to its original amount, and Tenant’s failure to immediately do so shall constitute a Default under the Lease. In the event Landlord is in possession of the Interim Cash Deposit at the expiration or earlier termination of the Lease, and Tenant is in compliance with the covenants and obligations set forth in the Lease at the time of such expiration or termination, then Landlord shall return to Tenant the Interim Cash Deposit, less any amounts deducted by Landlord to reimburse Landlord for any sums to which Landlord is entitled under the terms of the Lease, within ninety- five (95) days following both such expiration or termination and Tenant’s vacation and surrender of the Premises. Landlord’s obligations with respect to the Interim Cash Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Interim Cash Deposit separate and apart from Landlord’s general or other funds, and Landlord may commingle the Interim Cash Deposit with any of Landlord’s general or other funds. Tenant shall not at any time be entitled to interest on the Interim Cash Deposit. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Interim Cash Deposit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Interim Cash Deposit to a new landlord.
3.Return of Security Deposit. In connection with Tenant’s delivery of the L-C (as a replacement of the Security Deposit) pursuant to Section 2 above, upon Landlord’s receipt of such L-C: (i) Landlord shall return the Security Deposit to Tenant within thirty (30) days of Tenant’s delivery of the L-C by wire transfer to an account designated by Tenant; and (ii) Section 8 of the Summary of the Original Lease and Article 21 of the Original Lease shall be deleted and of no further force or effect. For the avoidance of doubt, clauses (i) and (ii) above are contingent upon Landlord’s receipt of the L-C.
4.Condition of the Premises. Landlord and Tenant acknowledge that Tenant has been occupying the Premises pursuant to the Lease, and therefore Tenant continues to accept the Premises in its presently existing, “as is” condition, subject to Landlord’s continuing obligations under the Lease. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises except as expressly set forth in the Lease. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building, or the Project or with respect to the suitability of the same for the conduct of Tenant’s business.

Exhibit 10.27

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.Lease Term. Landlord and Tenant hereby acknowledge that, as of the Effective Date, the Lease Term is scheduled to expire on January 31, 2029, and is hereby extended to expire, unless earlier terminated in accordance with its terms and conditions, on the same date as the expiration date set forth in the Building 3 Lease (the “Building 3 Expiration Date”). The period of time commencing on the commencement date of the Building 3 Lease (the “Building 3 Commencement Date”) and continuing through and including the Building 3 Expiration Date is referred to herein as the “Expansion Term”.
6.Base Rent.
6.1Period Prior to Building 3 Commencement Date. All monthly installments of Base Rent for the Premises payable prior to the Building 3 Commencement Date shall be paid by Tenant to Landlord in accordance with the terms of the Lease.
6.2Period During Expansion Term. Commencing on the Building 3 Commencement Date, and continuing through the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Premises in accordance with the terms of the Lease, as follows:

Period During Expansion Term	Annual Base Rent	Monthly Installment of Base Rent
Lease Months 1 – 12	[…***…]	[…***…]
Lease Months 13 – 24	[…***…]	[…***…]
Lease Months 25 – 36	[…***…]	[…***…]
Lease Months 37 – 48	[…***…]	[…***…]
Lease Months 49 – 60	[…***…]	[…***…]
Lease Months 61 – 72	[…***…]	[…***…]
Lease Months 73 – 84	[…***…]	[…***…]
Lease Months 85 – 91	[…***…]	[…***…]

Commencing on the Building 3 Commencement Date, the foregoing Base Rent schedule shall replace in its entirety the Base Rent schedules set forth in the Original Lease and the First Amendment. For avoidance of doubt, the parties acknowledge that Tenant shall have no obligation to pay any amounts on account of Base Rent for the Premises other than as set forth above and in Section 8 below.

7.Cross Default. Notwithstanding anything to the contrary contained in the Lease and/or the Building 3 Lease, any Default by Tenant under the terms of the Building 3 Lease shall, at the option of the Landlord (as determined in its sole and absolute discretion), constitute a Default by Tenant under the terms of the Lease, and any Default by Tenant under the terms of the Lease shall, at the option of the Landlord (as determined in its sole and absolute discretion), constitute a Default by Tenant under the terms of the Building 3 Lease.
8.Additional Tenant Improvement Allowance Under Building 3 Lease. Pursuant to Section 2.2 of the Tenant Work Letter attached as Exhibit B to the Building 3 Lease (the “Building 3 Work Letter”), Tenant has the right to increase the “Tenant Improvement Allowance” under the Building 3 Lease by an amount equal to the

Exhibit 10.27

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Additional Allowance” (as that term is defined in, and the amount thereof determined pursuant to, Section 2.2 of the Building 3 Work Letter), in which event the monthly Base Rent for the Premises under this Second Amendment and for the Building 3 Premises under the Building 3 Lease shall be increased in accordance with the terms and conditions of Section 2.2 of the Building 3 Work Letter).
8.1The “Building 3 Additional Monthly Base Rent” (as defined in Section 2.2 of the Building 3 Work Letter) shall be added as a set amount to the monthly installment of Base Rent applicable to the Building 3 Premises pursuant to the Building 3 Lease, and the “Existing Premises Additional Monthly Base Rent” (as defined in Section 2.2 of the Building 3 Work Letter) shall be added as a set amount to the monthly installment of “Base Rent” applicable to the Premises pursuant to this Second Amendment.
8.2If Tenant elects to utilize all or a portion of the Additional Allowance, then the parties shall promptly execute the “Additional Allowance Amendments” (as defined in Section 2.2 of the Building 3 Work Letter) to this Lease and to the Building 3 Lease in accordance with the terms and conditions of Section 2.2 of the Building 3 Work Letter.
9.Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment, excepting only Newmark and The Broderick Group, Inc. (collectively, the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 9 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended. Landlord shall be responsible for any commission or fee due the Brokers in connection with this Lease pursuant to the terms of a separate written agreement between Landlord and such Brokers.
10.Counterparts. This Second Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single Second Amendment.
11.Signatures. The parties hereto consent and agree that this Second Amendment may be signed and/or transmitted by e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Second Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Second Amendment electronically, and (2) the electronic signatures appearing on this Second Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
12.No Further Modification. Except as specifically set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease, and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall prevail.

[signatures follow on next page]

Exhibit 10.27

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be executed the day and date first above written.

“LANDLORD”:

NITROGEN PROPCO 2020, L.P.,

a Delaware limited partnership

By: NITROGEN DEBT HOLDINGS GENPAR, LLC,

its General Partner

By: NITROGEN JV 2020, LLC

its Sole Member

By: WTP NORTH CREEK, LLC,

its Administrative Member

By: /s/ Jeremy R. Dorsett

Name: Jeremy R. Dorsett

Its: Vice President

“TENANT”:

IMMUNOME, INC.,

a Delaware corporation

By: /s/ Clay Siegall

Name: Clay Siegall

Its: President & Chief Executive Officer

EXHIBIT A

ALLOY INNOVATION CENTER

FORM OF LETTER OF CREDIT

[…***…]